Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
NETSTREIT Corp.:

We consent to the use of our report dated April 2, 2020, except for Note 14 and financial statement schedule III, as to which the date is May 12, 2020, incorporated by reference herein.

/s/ KPMG LLP

Dallas, Texas
October 29, 2020